UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2006

MARVELL TECHNOLOGY GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda
(Address of principal executive offices)

(441) 296-6395
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01                                             Other Events.

As previously reported, Marvell Technology Group Ltd. (the “Company”) received notices from The Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because the Company has not timely filed its Reports on Form 10-Q for the fiscal quarters ended July 29, 2006 and October 28, 2006.  The Company has received a written notice that the Nasdaq Listing Qualifications Panel (the “Panel”) has granted the Company’s request for continued listing on The Nasdaq Stock Market, subject to the conditions that (1) on or about March 7, 2007, the Company must submit additional information regarding the Company’s internal review of its historical stock option practices and related accounting matters and (2) on or before March 7, 2007, the Company must file its quarterly reports on Form 10-Q for the quarters ended July 29, 2006 and October 28, 2006 and any required restatements of its prior financial statements.  The Company has requested that the Nasdaq Listing and Hearing Review Council review the Panel’s decision.  There can be no assurance that the Company’s shares will remain listed on The Nasdaq Stock Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 19, 2007

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ George A. Hervey
George A. Hervey Vice President of Finance and Chief Financial Officer